Exhibit 10.1

EXECUTION VERSION

SETTLEMENT AND RELEASE AGREEMENT

THIS SETTLEMENT AND RELEASE AGREEMENT (this “Agreement”), dated as of February 20, 2017 (“Effective Date”), is made and entered into by and among Yahoo! Inc., a Delaware corporation (“Seller”), Yahoo Holdings Inc., a Delaware corporation (the “Company”), and Verizon Communications Inc., a Delaware corporation (“Purchaser”). Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1 below.

RECITALS

WHEREAS, Seller and Purchaser are parties to that certain Stock Purchase Agreement, dated as of July 23, 2016, by and between Seller and Purchaser (the “Purchase Agreement”);

WHEREAS, Seller and the Company are parties to that certain Reorganization Agreement, dated as of July 23, 2016, by and between Seller and the Company (the “Reorganization Agreement”);

WHEREAS, Seller and Purchaser are, contemporaneously with the execution of this Agreement, entering into an Amendment to Stock Purchase Agreement, dated as of the date hereof (the “Amendment to Purchase Agreement”);

WHEREAS, Seller, Purchaser and the Company are, contemporaneously with the execution of this Agreement, entering into an Amendment to Reorganization Agreement, dated as of the date hereof (the “Amendment to Reorganization Agreement”); and

WHEREAS, subject to the terms of this Agreement, the parties wish to settle all potential disputes relating to, arising out of or in connection with the Data Breaches, and therefore it is their intent to avoid the risk and expense of litigation, and permanently to settle and resolve all disputes, matters, claims, controversies, issues, assertions and causes of action among them, whether known or unknown, which could have been alleged or asserted, by and between the parties, without any admission of fault, liability or wrongdoing on the part of any party, or any admission on the part of any party;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth in this Agreement, the Amendment to Purchase Agreement and the Amendment to Reorganization Agreement, all of which are being executed contemporaneously, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to them in the Purchase Agreement, as amended by the Amendment to Purchase Agreement, or the Reorganization Agreement, as amended by the Amendment to Reorganization Agreement, as applicable.

SECTION 2. Settlement and Release of Claims. (a) In consideration of the mutual representations, warranties, covenants, rights and agreements set forth in this Agreement,

as well as the consideration set forth in the Amendment to Purchase Agreement and the Amendment to Reorganization Agreement, and for other good and valuable consideration, the receipt and sufficiency of which all parties hereby acknowledge, effective as of the Effective Date and to the fullest extent permitted by applicable Law, except as set forth in Section 2(d) or (e) of this Agreement, Purchaser, on its own behalf and on behalf of its Subsidiaries and other Affiliates (including, from and after the Closing, the Company and its Subsidiaries), and its and their respective Representatives and the respective heirs, executors, administrators, successors and assigns of each of the foregoing (collectively, the “Releasing Parties”), hereby releases and discharges any and all past, present or future claims, rights, orders, causes of action, suits, liabilities, debts, dues, sums of money, accounts, actions, reckonings, bonds, bills, specialties, covenants, contracts, controversies, counterclaims, cross-claims, defenses, obligations, promises, costs, damages, judgments, extents, executions, losses and demands of any kind, nature or description in any forum whatsoever, whether presently known or unknown, accrued or not accrued, foreseen or unforeseen, matured or not matured, patent or latent, suspected or claimed (“Claims”), which Purchaser or any of the Releasing Parties ever had, now has or hereafter can, shall or may have against Seller or any of its Subsidiaries and other Affiliates, and its and their respective stockholders and Representatives and the respective heirs, executors, administrators, successors and assigns of each of the foregoing (collectively, the “Released Parties”), for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world, whether in contract, tort, law, equity or otherwise, arising out of, relating to, in connection with or based in any way on the Data Breaches (collectively, the “Released Claims”), including, for the avoidance of doubt, tort claims (including fraudulent inducement, fraudulent concealment and negligent misrepresentation), contract claims, warranty claims, statutory claims, declaratory judgment actions, counterclaims, cross-claims and third-party claims.

(b) In furtherance of the foregoing, and without limiting the generality thereof, except as set forth in Section 2(d) or (e) of this Agreement, Purchaser, on behalf of itself and the other Releasing Parties, hereby releases Seller and the other Released Parties from any and all Claims, whether in contract, tort, law, equity or otherwise, that any of the Data Breaches, or any matter arising out of, relating to, in connection with or based in any way on any of the Data Breaches, constitutes a breach of Contract, fraud or negligent misrepresentation warranting the failure, breach or rescission of the Purchase Agreement or any other monetary damages or remedies.

(c) In connection with the waiver and release set forth in this Section 2, Purchaser hereby expressly acknowledges present uncertainty about the facts concerning the Knowledge of Seller and the knowledge of any of Seller’s directors, officers, employees or independent contractors, or any recklessness or negligence by Seller or any of its directors, officers, employees or independent contractors with respect to the existence of Data Breaches at the time of the signing of the Purchase Agreement, and that Purchaser may hereafter discover facts in addition to and/or different from those now known or believed to be true with respect to such knowledge, recklessness or negligence. Purchaser also expressly acknowledges present uncertainty as to the number, nature and extent of Data Breaches, and that Purchaser may hereafter discover facts in addition to and/or different from those now known or believed to be true regarding any Data Breaches. Purchaser expressly acknowledges these uncertainties and nonetheless fully, finally and forever releases, on behalf of itself and the other Releasing Parties, all Released Parties from any and all Released Claims as set forth in this Section 2, except as expressly set forth in Section 2(d) or (e). No such present or future development, discovery or disclosure of facts related to any Data Breaches, including any purported knowledge, recklessness or negligence by Seller, its directors, officers, employees or its independent contractors, shall provide grounds for rescission of this Agreement.

(d) Notwithstanding anything to the contrary, “Released Claims” shall not include or limit in any manner whatsoever (i) any obligations under this Agreement, under Section 4.21 of the Purchase Agreement (for the avoidance of doubt, including any remedies for any breaches of representations contained herein or in Section 4.21(d) of the Purchase Agreement), as amended by the Amendment to Purchase Agreement, or under the last sentence of Section 4.03(a) of the Purchase Agreement, as amended by the Amendment to Purchase Agreement, or (ii) any indemnification or other obligations with respect to the User Security Liabilities under the Reorganization Agreement, as amended by the Amendment to Reorganization Agreement, or any Claim to interpret, for breach of or to enforce any such obligations referred to in clauses (i) and (ii).

(e) Notwithstanding anything to the contrary, the releases set forth in this Section 2, and the definition of “Released Claims”, shall not include or limit in any manner whatsoever any Claims that any Data Breaches, other than the Excluded Matters, individually or in the aggregate, constitute or would reasonably be expected to constitute, or have contributed to or would reasonably be expected to contribute to, a Business Material Adverse Effect, which Purchaser reserves the right to assert, and, for the avoidance of doubt, Data Breaches other than the Excluded Matters shall not be disregarded for purposes of (i) the conditions set forth in Sections 5.02(a)(iii), 5.02(a)(iv) and 5.02(b) of the Purchase Agreement, as amended by the Amendment to Purchase Agreement, to the obligations of Purchaser thereunder to consummate the Closing and purchase the Shares or (ii) the right of Purchaser to terminate the Purchase Agreement, as amended by the Amendment to Purchase Agreement, pursuant to Section 6.01(d)(i) thereof.

(f) The parties intend Sections 2(a), (b) and (c) to establish a general release covering the subject matter hereof, and subject to the terms hereof (including Sections 2(d) and (e)). Except as expressly set forth in Section 2(d) or (e), those releases include, to the maximum extent permitted by Law, and subject to the terms hereof, unknown claims and Liabilities. Each party hereto hereby acknowledges that it has read and is familiar with California Civil Code Section 1542, which states as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Subject to the terms of this Section 2, Purchaser, on behalf of itself and the other Releasing Parties, does hereby knowingly and expressly waive and relinquish all rights and benefits which it or any other Releasing Party has or may have under California Civil Code Section 1542 (or any similar Law of any other country, state, territory or jurisdiction) to the fullest extent that it may lawfully waive such rights and benefits. Subject to the terms of this Section 2, in connection with the waiver and relinquishment set forth in this Section 2, Purchaser, on behalf of itself and the other Releasing Parties, acknowledges that it or any other Releasing Party may hereafter discover facts in addition to and/or different from those now known or believed to be true, but that notwithstanding that fact, it is Purchaser’s intention, on behalf of itself and the other Releasing Parties, hereby to fully, finally and forever release all of the Released Claims, known or unknown, suspected or unsuspected, which now exist, may in the future exist or heretofore have existed between Purchaser and any Releasing Party, on the one hand, and Seller and any other Released Party, on the other hand, and that in furtherance of such intention, the releases given herein will be and remain in effect as full and complete releases, notwithstanding the discovery or existence of any such additional or different facts.

SECTION 3. Covenant Not to Sue. (a) Purchaser, on behalf of itself and the other Releasing Parties, covenants not to bring or join any Released Claim against any Released Party before any Governmental Authority in any jurisdiction, whether as a cause of action, counterclaim, Action, defense or otherwise; provided, that this Section 3(a) shall not apply to the defense of any Action if such Action has been initiated by any Released Party against a Releasing Party. Seller and each other Released Party may plead this Agreement as a complete bar to any claim or defense brought in derogation of this covenant not to sue.

(b) Nothing in this Section 3 shall preclude any party from initiating any proceeding to interpret, for breach of or to enforce the terms of this Agreement.

SECTION 4. Representations and Warranties. (a) Each of Seller and the Company hereby represents and warrants to Purchaser as follows:

(i) It is a corporation duly organized, validly existing, and in good standing and has corporate power and authority to enter into, execute and deliver this Agreement, and to perform its obligations hereunder.

(ii) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate proceedings on its part, and the actions contemplated by this Agreement are authorized and permitted to be undertaken pursuant to its organizational and operational documents.

(iii) The person signing this Agreement on its behalf has the authority to execute this Agreement and thereby bind it to the terms of this Agreement.

(iv) This Agreement has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, general equity principles, other similar Laws of general application affecting enforcement of creditors’ rights generally and rules of Law governing specific performance, injunctive relief and other equitable remedies.

(v) Seller has relied solely upon the advice and analysis of its own independent counsel in order for Seller to enter this Agreement, and Seller, on its own behalf and on behalf of the Released Parties, acknowledges that, except for the representations and warranties of Purchaser expressly set forth in Section 4(b), none of Purchaser, its Subsidiaries, Affiliates or any of their Representatives or the Releasing Parties makes or has made, and Seller and the Released Parties have not relied on, any representation or warranty, either express or implied, by any such Person in connection with Seller’s entering into this Agreement. Any other purported representation or warranty in connection with Seller’s entering into this Agreement, whether written or oral, is hereby expressly disclaimed.

(b) Purchaser hereby represents and warrants to Seller as follows:

(i) Purchaser is a corporation duly organized, validly existing, and in good standing and has corporate power and authority to enter into, execute and deliver this Agreement, and to perform its obligations hereunder, including releasing Released Claims as set forth in Section 2.

(ii) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate proceedings on Purchaser’s part, and the actions contemplated by this Agreement are authorized and permitted to be undertaken pursuant to Purchaser’s organizational and operational documents.

(iii) The person signing this Agreement on behalf of Purchaser has the authority to execute this Agreement and thereby bind Purchaser to the terms of this Agreement.

(iv) This Agreement has been duly and validly executed and delivered by Purchaser and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, general equity principles, other similar Laws of general application affecting enforcement of creditors’ rights generally and rules of Law governing specific performance, injunctive relief and other equitable remedies.

(v) Purchaser has no claims of any type pending against Seller or any Person, collectively or individually, directly or derivatively, in judicial, governmental or other regulatory bodies, relating to any of the Data Breaches, the Purchase Agreement or the Reorganization Agreement.

(vi) Purchaser is the sole and absolute owner of each and every of the Released Claims that it has released herein, and it has not sold, assigned, transferred, conveyed or otherwise assigned or disposed of any portion of the Released Claims, or any of its interests therein, to any Person.

(vii) Purchaser acknowledges and agrees that, to the extent permitted by applicable Law, Purchaser’s intention, by entering into this Agreement, is to release any and all Released Claims on behalf of all Releasing Parties as provided in this Agreement and to agree to any and all provisions applicable to the Releasing Parties as set forth in this Agreement, and that, upon execution by Purchaser, to the extent permitted by applicable Law, this Agreement shall be binding upon all Releasing Parties, without the need for accession or ratification hereof by any Releasing Party or any other Person. Purchaser agrees that it shall cause each of the Releasing Parties to comply with and be bound by the terms of the Agreement to the fullest extent permitted by Law.

(viii) Purchaser has relied solely upon the advice and analysis of its own independent counsel in order for Purchaser to enter this Agreement, and Purchaser, on its own behalf and on behalf of the Releasing Parties, acknowledges that, except for the representations and warranties of Seller expressly set forth in Section 4(a), none of Seller, its Subsidiaries, Affiliates or any of their Representatives makes or has made, and Purchaser and the Releasing Parties have not relied on, any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Purchaser or any of the other Releasing Parties in connection with Purchaser’s entering into this Agreement and agreeing to the settlement and releases set forth herein. Without limiting the generality of the foregoing, except for the representations and warranties made by Seller in Section 4(a), none of Seller nor any of the other Released Parties makes or has made, and Purchaser and the Releasing Parties have not relied on, any representation or warranty in connection with Purchaser’s entering into this Agreement and agreeing to the settlement and releases set forth herein with respect to (A) this Agreement, (B) the facts of any of the Data Breaches, (C) potential legal or monetary liabilities arising out of any of the Data Breaches, (D) the contemporaneous knowledge of any Released Party concerning any of the Data Breaches or (E) the accuracy or completeness of any material, document or information made available or communicated to Purchaser or any other Releasing Party relating to any of the Data Breaches. Any other purported representation or warranty in connection with Purchaser’s entering into this Agreement and agreeing to the settlement and releases set forth herein, whether written or oral, is hereby expressly disclaimed.

SECTION 5. No Admission of Liability. (a) Neither the negotiation, execution nor performance of this Agreement, nor any provision hereof nor acts undertaken pursuant to it, shall be construed as an admission or evidence of liability, wrongdoing or fault whatsoever on the part of any party or Person. Each party expressly denies and specifically disclaims any liability, wrongdoing or fault on the part of itself and its present and former directors, officers, employees and agents in connection with the subject matter of this Agreement.

(b) Each party acknowledges that the policies concerning settlement agreements contained in Federal Rule of Evidence 408, Delaware Uniform Rule of Evidence 408 and any other state, regulatory or foreign equivalent of Federal Rule of Evidence 408 limit the admissibility of this Agreement. Neither this Agreement, nor the fact of its execution, nor any of its provisions, shall be offered or received into evidence in any action or proceeding of any nature or otherwise referred to or used in any manner in any court or tribunal, except in a proceeding to interpret, for breach of or to enforce the terms of this Agreement or any of the Transaction Documents.

SECTION 6. Unknown Facts; Mistakes of Fact or Law. (a) Each party acknowledges that it may hereafter discover facts different from, or in addition to, those that it now knows or believes to be true with respect to the Released Claims, and agrees that this Agreement and the releases contained herein shall be and remain effective in all respects, notwithstanding such different or additional facts and subsequent discovery thereof.

(b) With the exception of the warranties and representations made in Section 4, in entering into this Agreement and the settlement contemplated herein, each party assumes the risk of any misrepresentations, concealment or mistake. If any party should subsequently discover that any fact relied upon it by it entering into this Agreement was untrue, or that any fact was concealed from it, or that its understanding of the facts or of the law was incorrect, with the exception of the warranties and representations made in Section 4, such party shall not be entitled to any relief in connection therewith, including any alleged right or claim to set aside or rescind this Agreement. This Agreement is intended to be and is final and binding between the parties hereto, regardless, to the fullest extent permitted by Law, of any claims of fraud (including fraudulent inducement and fraudulent concealment), misrepresentations, promise made, lack of intention to perform, concealment of facts, or mistakes of fact or law.

SECTION 7. Miscellaneous. (a) Survival. The rights and obligations of each of the parties under this Agreement will survive the Closing indefinitely.

(b) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties. Any purported assignment in contravention of this Section 7(b) shall be null and void.

(c) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(d) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

(e) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and (subject to Section 10.5 of the Reorganization Agreement, as amended by the Amendment to Reorganization Agreement) nothing herein, express or implied, shall give or be construed to give to any Person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder; provided, however, that the Released Parties shall be third-party beneficiaries of this Agreement and shall have the right to enforce the terms and provisions hereof.

(f) Governing Law and Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the parties (i) submits to the exclusive personal jurisdiction of the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware in the event that any dispute (whether in contract, tort or otherwise) arises out of this Agreement; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iii) agrees that it will not bring any Action relating to this Agreement in any court other than the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware; and (iv) agrees that it will not seek to assert by way of motion, as a defense or otherwise, (A) that any such Action is brought in an inconvenient forum, (B) that any such Action should be transferred or removed to any court other than one of the above-named courts, (C) that any such Action should be stayed by reason of the pendency of some other Action in any court other than one of the above-named courts or (D) that this Agreement or the subject matter hereof may not be enforced in or by the above-named courts. Each party hereto agrees that service of process upon such party in any such Action shall be effective if notice is given in accordance with Section 7(k). Notwithstanding the foregoing in this Section 7(f), a party may commence any Action in any court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts relating to any dispute (whether in contract, tort or otherwise) arising out of this Agreement.

(g) Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(h) Specific Performance. The parties agree that irreparable harm for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of this Agreement (including failing to take such actions as are required of such party hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

(i) Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

(j) Counterparts. The parties hereto may execute this Agreement in one or more counterparts, and each fully executed counterpart shall be deemed an original but all of which taken together shall constitute one and the same agreement.

(k) Notices. Should any notice be required with respect to this Agreement, such notice shall be in writing and be given in person or by means of electronic mail, facsimile or other means of wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type), by overnight courier or by mail, and shall become effective: (i) on delivery if given in person; (ii) on the date of transmission if sent by electronic mail, facsimile or other means of wire transmission; (iii) one (1) Business Day after delivery to the overnight service; or (iv) three (3) Business Days after being mailed, with proper postage and documentation, for first-class registered or certified mail, prepaid. Notices shall be addressed as follows:

(i)	If to Seller or, prior to the Closing, the Company, to:

Yahoo! Inc.
701 First Avenue
Sunnyvale, CA 94089
Facsimile: (408) 349-3510
Attn: General Counsel and Secretary
Email: rbell@yahoo-inc.com

with a copy to (which copy shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Facsimile: (212) 735-2000
Attn:	Marc R. Packer
Michael J. Mies
Email:	Marc.Packer@skadden.com
Michael.Mies@skadden.com

with a further copy to (which copy shall not constitute notice):

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 8th Ave
New York, NY 10019
Facsimile: (212) 474-3700
Attn:	Faiza J. Saeed
Eric L. Schiele
Email:	FSaeed@cravath.com
ESchiele@cravath.com

with a further copy to (which copy shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
Palo Alto, CA 94304 Facsimile: (650) 493-6811
Attn:	Larry Sonsini
Email:	LSonsini@wsgr.com

(ii)	If to Purchaser or, after the Closing, the Company, to:

Verizon Communications Inc. One Verizon Way, VC44E239 Basking Ridge, NJ 07920 Facsimile: 908-766-3818
Attn:	William L. Horton, Jr., Senior Vice President, Deputy General
Counsel and Corporate Secretary
Michael Rosenblat, Vice President, Associate General Counsel
Email:	william.horton@verizon.com michael.rosenblat@verizon.com

with a copy to (which copy shall not constitute notice):

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 Facsimile: (212) 403-2000
Attn:	Daniel A. Neff
Steven A. Rosenblum
David E. Shapiro
Edward J. Lee
Email:	DANeff@wlrk.com
SARosenblum@wlrk.com
DEShapiro@wlrk.com
EJLee@wlrk.com

provided, however, that if any party shall have designated a different address by notice to the other, then notices shall be addressed to the last address so designated.

(l) Construction. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. The parties hereto acknowledge that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other gender as the context requires. The terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. Section references are to the Sections to this Agreement unless otherwise specified. Unless otherwise stated, all references to any Contract shall be deemed to include the schedules to such Contract. The word “including” and words of similar import when used in this Agreement mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified. The word “or” shall not be exclusive. Unless otherwise specified in a particular case, the word “days” refers to calendar days. References herein to any Law shall be deemed to refer to such Law as it may be amended, modified or supplemented from time to time, unless otherwise specified. All references to “dollars” or “$” shall be deemed references to the lawful money of the United States of America.

(m) Entire Agreement. This Agreement, along with the Purchase Agreement, as amended by the Amendment to Purchase Agreement, the Reorganization Agreement, as amended by the Amendment to Reorganization Agreement, the other Transaction Documents and the Confidentiality Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior understanding, agreements or representations by or between the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(n) Counsel. Each party acknowledges and represents that it has been represented by counsel of its own choice throughout the arm’s-length negotiations that preceded the execution of this Agreement and in connection with the preparation and execution of this Agreement. Each party further acknowledges and represents that it has reviewed this Agreement with its counsel and that each party understands the terms of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their duly authorized representatives as of the date first written above.

YAHOO! INC.

by	/s/ Marissa A. Mayer
	Name:	Marissa A. Mayer
	Title:	CEO & President

YAHOO HOLDINGS, INC.

by	/s/ Kenneth A. Goldman
	Name:	Kenneth A. Goldman
	Title:	President, Chief Financial Officer & Treasurer

[Signature Page to Settlement and Release Agreement]

VERIZON COMMUNICATIONS INC.

by	/s/ Craig Silliman
	Name:	Craig Silliman
	Title:	Executive Vice President – Public Policy and General Counsel

[Signature Page to Settlement and Release Agreement]